Exhibit 4.10

HORIZON PHARMA, INC.

INVESTORS’ RIGHTS AGREEMENT

April 1, 2010

Horizon Pharma, Inc.

INVESTORS’ RIGHTS AGREEMENT

This Investors’ Rights Agreement (this “Agreement”) is made as of April 1, 2010 by and among Horizon Pharma, Inc., a Delaware corporation (the “Company”), the holders of the Company’s Series A Preferred Stock listed on Exhibit A attached hereto (the “Series A Holders”), and the holders of the Company’s Series B Preferred Stock listed on Exhibit B attached hereto (the “Series B Holders” and together with the Series A Holders, referred to herein each individually as an “Investor” and collectively, as the “Investors”).

RECITALS

A. Effective April 1, 2010, Horizon Merger Sub, Inc., a Delaware corporation and a subsidiary of the Company (“Merger Sub”) was merged with and into Horizon Therapeutics, Inc., a Delaware corporation (“Horizon”), with Horizon surviving as the successor-in-interest of Merger Sub under the name Horizon Pharma USA, Inc. (the “Merger”). In the Merger, stockholders of Horizon prior to the Merger received shares of Common Stock and Series A Preferred Stock of the Company in exchange for all of the outstanding shares of Common Stock and Preferred Stock of Horizon.

B. The Company and the Series B Holders are parties to that certain Series B Preferred Stock and Subordinated Convertible Note Purchase Agreement of even date herewith (as the same may be amended from time to time, the “Purchase Agreement”). In order to induce the Investors to purchase Series B Preferred Stock and invest funds in the Company pursuant to the Purchase Agreement, the Company hereby agrees that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein.

AGREEMENT

The parties hereby agree as follows:

1. Registration Rights. The Company and the Investors covenant and agree as follows:

1.1 Definitions. For purposes of this Agreement:

(a) “Affiliated Fund” means, with respect to a Holder that is a limited liability company, a limited partnership or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company;

(b) “Certificate” means the Company’s Certificate of Incorporation, as may be amended from time to time.

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(c) “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

(d) “Excluded Registration” means a registration statement relating solely to the sale by participants in a Company stock plan of shares under such plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities;

(e) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(f) “Holder” means any Investor owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

(g) “Major Investor” means any Investor that holds at least 250,000 shares of the Preferred Stock or Common Stock issued upon conversion thereof (subject to adjustment for stock splits, stock dividends, combinations, reclassifications or the like). A Major Investor includes any general partners, managing members and affiliates of a Major Investor, including Affiliated Funds;

(h) “Preferred Stock” means, collectively, shares of the Company’s Series A and Series B Preferred Stock.

(i) “Qualified IPO” means the Company’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, provided: (i) such offering results in aggregate gross cash proceeds to the Company of not less than $50,000,000 (prior to underwriting discounts and commissions) and (ii) the shares of Common Stock so sold are listed on the NYSE, the NASDAQ Global Select Market, or the NASDAQ Global Market;

(j) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(k) “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A or Series B Preferred Stock, together with any other shares of capital stock of the Company hereafter acquired by any Holder, in each case held by a Holder or any assignee thereof in accordance with Section 1.12 of this Agreement and (ii) the Common Stock held by the Investors as of the date of this Agreement, together with any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock; excluding, however, in all cases any Registrable Securities sold in a transaction in which

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the rights under this Agreement are not assigned, or any shares for which registration rights have terminated pursuant to Section 1.15 of this Agreement;

(l) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(m) “SEC” means the Securities and Exchange Commission;

(n) “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder; and

(o) “Voting Agreement” means that Voting Agreement dated of even date herewith by and among the Company and the investors named therein, as the same may be amended from time to time.

1.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) March 31, 2014, or (ii) six months after the effective date of the Qualified IPO, a written request from the Holders of at least 30% of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000, then the Company shall, within 20 days after receiving such request, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered within 20 days after the mailing of such notice by the Company.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company, which underwriter shall be reasonably acceptable to the Holders of at least 60% of the Registrable Securities to be included in the underwriting. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by such Holder and the Holders of at least 66 2/3% of the Registrable Securities to be included in the underwriting) to the extent provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be

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allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded from such offering. Any Registrable Securities excluded from or withdrawn from such underwriting shall be withdrawn from registration.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”) it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right or the similar right set forth in Section 1.4(b)(iii) more than once in any 12-month period, and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 90-day period (other than in a Qualified IPO or an Excluded Registration).

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected 2 registrations pursuant to this Section 1.2 provided, however, that such registrations have been declared or ordered effective and that either (A) the conditions of Section 1.5(a) have been satisfied or (B) the registration statements remain effective and there are no stop orders in effect to such registration statements;

(ii) During the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 1.3 hereof unless such offering is not the initial public offering of the Company’s securities, in which case, ending on a date 90 days after the effective date of such registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in

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accordance with Section 3.6, the Company shall, subject to the provisions of Section 1.8, use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered if any stock of the Company is registered. No stockholder shall be granted registration rights which would reduce the number of shares includable by the Holders in such registration without the consent of the Holders of at least 66 2/3% of the Registrable Securities.

(b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such registration shall be borne by the Company, in accordance with Section 1.7 hereof.

1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right or the similar right set forth in Section 1.2(c) more than once in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction; or (vi) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as

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soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

(d) If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the written notice referred to in subsection 1.4(a). The underwriter will be selected by the Holders of at least 66 2/3% of the Registrable Securities to be included in the underwriting. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by such Holder and the Holders of at least 66 2/3% of the Registrable Securities to be included in the underwriting) to the extent provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.4, if the underwriter advises the Company in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, that in no event shall any Registrable Securities be excluded from such underwriting unless all other securities that are not Registrable Securities are first excluded from such offering. Any Registrable Securities excluded from or withdrawn from such underwriting shall be withdrawn from registration.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least 60% of the Registrable Securities registered thereunder, keep such registration statement effective for 120 days, or until the distribution described in such registration statement is completed, if earlier; provided, however, that

(1) such 120 day period shall be extended for a period of time equal to the period during which the Holders refrain from selling any securities included in such registration due to the need to update a prospectus as contemplated by Section 2(g) hereof, due to a stop order, or due to other similar restriction on sale; and

(2) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 60 day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or

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delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above (from periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act).

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for 120 days, or until the distribution described in such registration statement is completed, if earlier (or such longer period as is applicable under Section 1.5(a)).

(c) Promptly notify the Holders of the effectiveness of such registration statement, and furnish to the Holders such numbers of copies of a prospectus, including any supplement to the prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Following the effective date of such registration statement, notify the Holders of any request by the SEC that the Company amend or supplement such registration statement, or the associated prospectus.

(e) Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

(f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder and other security holder participating in such underwriting shall also enter into and perform its obligations under such an agreement

(g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 60 days or until the distribution described in such registration statement is completed, if earlier (or such longer period as is applicable under Section 1.5(a)). The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a

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material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(i) Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each national securities exchange or trading system on which similar securities issued by the Company are then listed.

(j) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(k) Make generally available to its security holders, and to deliver to each Holder participating in the registration statement, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act covering a period of 12 months beginning after the effective date of such registration statement as soon as reasonably practicable after the termination of such 12-month period.

(l) Make available, at reasonable times, for inspection by any Holder of Registrable Securities covered by such registration, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or another agent retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents, and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom by the Company. Each such Holder agrees that it will and each Inspector shall agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(m) Otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC.

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1.6 Information From Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(ii), whichever is applicable.

1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4 including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company (not to exceed $30,000), which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or 1.4 if the registration request is subsequently withdrawn at the request of the Holders of at least 60% of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of at least 60% of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 or one right to a Form S-3 registration under Section 1.4, as the case may be. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 1.2(c) or 1.4(b)(iv), as applicable, to undertake any subsequent registration.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock (other than pursuant to Section 1.2 or Section 1.4), the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as reasonably agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata

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among the selling stockholders according to the total amount of Registrable Securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below 30% of the total amount of securities included in such offering, unless such offering is the Qualified IPO, in which case, the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a venture capital fund, or a partnership or corporation, the Affiliated Funds, partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of such Holder’s officers, directors, members, shareholders, partners, legal counsel and accountants, each underwriter (as defined in the Securities Act) for such Holder and each person or entity, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any offering circular or other document (including any exhibit, notification or the like), (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, officer, director, member, shareholder, partner, legal counsel, accountant, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable

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to any Holder, officer, director, member, shareholder, partner, legal counsel, accountant, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder severally (and not jointly) will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and its officers, directors, members, shareholders, partners, legal counsel and accountants, and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10 to the extent, and only to the extent, it prejudices its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10. No indemnifying party, in the defense of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which

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does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability and obligations in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements, omissions or violations that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d), when combined with any amounts paid by such Holder pursuant to Section 1.10(b), exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the contributing party or by the party seeking contribution and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no person or entity which has been found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) by a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, the termination of this Agreement, and otherwise.

1.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as

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practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder upon request, so long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned or transferred (but only with all related obligations) by a Holder to a transferee or assignee (i) that is a subsidiary, parent, partner, limited partner, general partner, retired partner, member, retired member or stockholder of a Holder, (ii) that is an Affiliated Fund, (iii) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), (iv) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member or (v) who, after such transfer or assignment, holds at least 50,000 shares of Registrable Securities (subject to adjustment for stock splits, stock dividends, reclassification or the like with respect to such shares); provided further the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees in writing to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 66 2/3% of the shares of Common Stock issuable or issued upon conversion of the

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Preferred Stock, enter into any agreement with any holder or prospective holder of any securities of the Company (i) that grants to such holder or prospective holder any registration rights that are senior to or have a preference on registration over the registration rights held by the Holders pursuant to this Agreement or (ii) which would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2 or 1.4 hereof or (b) to make a demand registration, other than Excluded Registrations.

1.14 Lock-Up Agreement.

(a) Lock-Up Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, enter into any hedging or similar transaction with the same economic effect as a sale, or otherwise dispose of any of the Company’s Common Stock (or any securities convertible into the Company’s Common Stock), however or whenever acquired (other than those included in the registration or purchased subsequent to the initial public offering) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days, but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with the Rule 2711 of the National Association of Securities Dealers, Inc., such extension or extensions not to exceed 34 days after the expiration of such 180-day period) from the effective date of such registration statement as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering. Any discretionary waiver or termination of the restrictions set forth in this Section 1.14 (or in the similar agreements entered into by officers, directors and other holders under Section 1.14(b)) by the Company or the underwriters shall apply to all Holders subject to such restrictions pro rata based on the number of shares subject to such agreement.

(b) The obligations described in Section 1.14(a) shall apply only if all officers and directors of the Company, and all holders of at least 1% of the Company’s outstanding securities on a fully-diluted basis, enter into agreements at least as restrictive as the terms of Section 1.14(a), and shall not apply to an Excluded Registration.

(c) In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

(d) Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14.

(e) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.14):

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS (BUT SUBJECT TO AN EXTENSION IN CERTAIN CIRCUMSTANCES NOT TO EXCEED 34 DAYS) AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

(f) Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 1.14(a) or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 1.14(f) shall not apply to an Excluded Registration. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 1.14(a) and 1.14(f) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five years following the consummation of a Qualified IPO, or (ii) with respect to any Holder, at such time after the Qualified IPO as the Company’s Common Stock trades on a national securities exchange or list on a national automatic quotation system and Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration and such Holder owns less than 1% of the Company’s outstanding capital stock.

1.16 Foreign Registration. If the Company elects to register or achieve a public listing of securities outside the United States before its initial public offering in the United States, the Holders of at least 60% of the Registrable Securities may require the parties hereto to appropriately adjust the terms of this Agreement in good faith to provide the Holders with rights to register, list and sell the Registrable Securities in such jurisdiction that are at least as favorable to the Holders as those contemplated in this Agreement. Without limiting the generality of the foregoing, the restrictions under Section 1.14 as to when the Holders may sell or otherwise transfer or dispose of any Registrable Securities will, if appropriate, be shortened or eliminated taking into account the rules, regulations and standard procedures of the jurisdiction and the applicable stock exchange, and shall be subject to the written approval of the holders of at least 60% of the Registrable Securities then outstanding (the “Investor Majority”). Any written agreement of the Investor Majority and the Company as contemplated above shall be binding on all Holders. Without limiting the generality of the foregoing, the parties hereto acknowledge that in connection with any such written agreement the Investor Majority may (but shall not be required to) condition their approval upon the Company agreeing to take such steps, if any, as are necessary or otherwise reasonably requested to ensure that the Registrable Securities are freely tradable on the foreign exchange after the applicable restricted period, if any, expires.

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2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor:

(a) as soon as practicable, but in any event within 150 days after the end of each fiscal year of the Company (or such later date as approved by the Board, including the approval of each “Preferred Director” (as defined in the Certificate)), an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, together with notes related thereto, such year-end financial reports to be in reasonable detail and setting out in each case in comparative form the figures for the previous fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

(b) within 45 days of the end of each quarter, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such quarter, in reasonable detail;

(c) within 30 days of the end of each month, a comparison between the actual figures for such month and the comparable figures included in the budget for such month, provided that the figures for the Company’s foreign subsidiaries shall not be included until such subsidiaries commence monthly financial reporting activities; and

(d) no later than 30 days prior to each fiscal year beginning after the date hereof, a budget and related assumptions for such fiscal year.

The foregoing financial statements, reports and budgets shall be prepared on a consolidated basis if the Company then has any subsidiaries.

2.2 Inspection; Records.

(a) The Company and each subsidiary shall keep adequate records and books of account in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Company and any subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made. The Company shall permit each Major Investor and its representatives, at such Major Investor’s expense, to visit and inspect the premises and properties of the Company and its subsidiaries, to examine its and their books of account and records (and make copies thereof and take extracts therefrom) and to discuss its and their affairs, finances and accounts with its and their officers, directors, management employees and accountants, all at such reasonable times as may be requested by such Major Investor (and by this provision the Company authorizes said accountants to discuss with such Major Investor or its representatives the finances and affairs of the Company and any subsidiaries); provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information unless such Major Investor is subject to a Non-Disclosure Agreement.

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(b) The parties are aware that shares of Preferred Stock held by TVM Life Science Ventures VI L.P., TVM Life Science Ventures VI GmbH & Co. KG or their affiliates (collectively, “TVM”) and Global Life Sciences Ventures or its affiliates (collectively, “Global”) will or may be in part refinanced by the German Kreditanstalt für Wiederaufbau (“KfW”). KfW, in return for agreeing to effect such refinance, requires under certain circumstances that such shares refinanced by KfW pro rata and held by TVM and/or Global, as applicable, may be pledged in accordance with the KfW terms and conditions, and that such terms and conditions also include the requirement that KfW, the German BMWI or their respective appointees pursuant to § 1 BHO (German Bundeshaushaltsordnung) and the German Bundesrechnungshof are granted the right to supervise the way the funds granted are employed. In order to comply with such requirement, the aforementioned are entitled to inspect the Company’s books and records and to generally demand information about the Company’s financial standing. Such inspection and information may also be exercised and/or carried out by an auditor appointed by TVM or Global. The costs for such auditor are to be borne by TVM or Global, as applicable.

2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, Major Investor includes any general partners, managing members and affiliates of a Major Investor, including Affiliated Funds. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds, in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities (including debt securities) convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice (the “RFO Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, (iii) the name of the proposed offeree, and (iv) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within 15 days after delivery of the RFO Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that (i) the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to (ii) the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities then outstanding). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing. The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor may elect to purchase or obtain up to that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors

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that is equal to the proportion that (x) the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to (y) the total number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by all Fully-Exercising Investors.

(c) The Company may, during the 30-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 45 days after the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to (i) the issuance of securities in a stock dividends, stock splits or similar transaction covered by Article IV Section 4(d)(ii) of the Certificate; (ii) the issuance or sale of up to 2,205,041 shares (or such greater number as shall be determined by the Board) of Common Stock (as adjusted for stock splits, stock dividends, reclassifications and the like with respect to such Common Stock), or options therefor, issued or issuable to employees, consultants and directors of the Company or other persons performing services for the Company, directly or pursuant to a stock option plan, restricted stock purchase plans or other stock plan approved by the Board, including Requisite Board Approval (as defined below) (including, without limitation, the issuance of Common Stock upon exercise of options outstanding on the date hereof); (iii) the issuance of securities to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar non-equity transactions, the terms of which are approved by the Board, including Requisite Board Approval; (iv) the issuance of securities in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board, including Requisite Board Approval; (v) the issuance or sale of the Series B Preferred Stock and the Notes pursuant to and as defined in the Purchase Agreement (and any securities issuable upon conversion of the Notes), and the issuance of Common Stock issuable upon conversion of the Preferred Stock; (vi) the issuance of Common Stock in a Qualified IPO; (vii) the issuance of Common Stock upon conversion of the shares of Preferred Stock issued or issuable upon the exercise of warrants to purchase Preferred Stock outstanding as of the date of this Agreement; (viii) the issuance of securities to an entity as a component of any business relationship with such entity primarily for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Company’s products or services or (C) any other arrangements involving corporate partners, in each case that are primarily for purposes other than raising capital and the terms of which business relationship with such entity and such issuance are approved by the Board; and (ix) the issuance of securities with the affirmative vote of at least 66 2/3% of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis, to waive the application of Section 2.3 to such issuance. In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Investor is not an “accredited investor,” as that term is then

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defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

2.4 Employee Stock. With respect to any shares issued or options or rights granted after the First Tranche Closing (as defined in Purchase Agreement), unless the Board agrees otherwise, the Company shall cause each officer, director and employee of the Company or any subsidiary to enter into an agreement (i) providing for vesting of such shares or options or rights over forty-eight (48) months, with no shares or options or rights being vested for twelve (12) months from the date of issuance or grant, as the case may be, at which time 12/48ths of the shares or options or rights shall be vested and 1/48 of the shares or options or rights shall vest at the end of each month thereafter; (ii) under which the holder agrees to a market standoff requested by the Company or the underwriters of any public offering of the Company’s securities, substantially as set forth in Section 1.14; and (iii) providing for a right of first refusal in favor of the Company with respect to both vested and unvested shares.

2.5 Director Expenses. Directors shall be reimbursed by the Company for reasonable out-of-pocket and travel-related expenses incurred in connection with attendance at meetings of the Board and committees thereof, or in connection with taking any other action or serving in any other capacity requested in writing by the Company or the Board.

2.6 Employment Agreements. Each person employed by the Company or any subsidiary shall, as a condition to the commencement and continuation of their employment with the Company or such subsidiary, execute a proprietary information and invention assignment agreement in a form satisfactory to the Board. Neither the Company nor any subsidiary shall enter into employment agreements containing any separation or severance benefits, or amend any existing or subsequently existing employment agreements in any material respect, without the approval of the Board.

2.7 Maintenance of Corporate Existence, etc. The Company and each subsidiary shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and shall qualify and remain qualified, and cause each subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties and the failure to so qualify, individually or in the aggregate, would be likely to have a Material Adverse Effect (as defined in the Purchase Agreement).

2.8 Payment of Taxes. The Company shall pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary, including withholding taxes, before the date on which penalties attach thereto; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings if the Company will have set aside on its books reserves, if any, to the extent required by GAAP with respect thereto.

2.9 Insurance. The Company shall maintain, or shall cause to be maintained valid policies of workers’ compensation insurance and insurance with responsible and reputable insurance companies or associations in such amounts, types and covering such risks as are

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acceptable to the Board. Upon a request by the holders of at least 66 2/3% of the then outstanding Preferred Stock, the Company shall promptly obtain and thereafter maintain directors and officers liability insurance in such amounts as requested by such holders. If determined by the Board and available on commercially reasonable terms, such directors and officers liability insurance shall include coverage of significant stockholders, as determined by the Board. The Company, upon request by a Major Investor, will furnish to such Major Investor satisfactory evidence of the insurance required by this Section.

2.10 Matters Requiring Approval of Directors. So long as the Company does not have securities listed for trading on the NYSE, the NASDAQ Global Select Market, the NASDAQ Global Market or any other public exchange, the Company hereby covenants and agrees that the following actions by the Company shall require approval of the Board, including at least five of the directors then in office (excluding from such determination any directors who recuse themselves from voting on such matter), including the affirmative vote or written consent of (i) any two of the directors then in office designated by Scale Venture Partners or its affiliates (“Scale”), Essex Health Ventures Fund VII, LP or its affiliates (“Essex”) and Sutter Hill Ventures, a California limited partnership or its affiliates (“Sutter Hill”) pursuant to the Voting Agreement (collectively, the “Horizon Designees”) and (ii) any two of the directors then in office designated by Atlas Venture or its affiliates, TVM or its affiliates or NGN Capital or its affiliates pursuant to the Voting Agreement (collectively, the “Nitec Designees”) (any such approval, “Requisite Board Approval”): (a) amendment of the Certificate or the Company’s Bylaws, (b) incurrence of indebtedness for borrowed money in excess of $15 million, (c) issuing its securities in an initial public offering, (d) terminating or hiring the Chief Executive Officer of the Company and establishing or modifying any material terms of his employment, (e) issuing any of the Company’s stock (other than pursuant to the conversion or exercise of outstanding stock, warrants or options) or the Notes, (f) entering into any Liquidation Transaction (as defined in the Certificate), (g) entering into any transaction with any affiliate of the Company, except for expense reimbursement pursuant to the expense reimbursement policies of the Company in effect from time to time and approved by the Board, including the Requisite Board Approval, (h) approving any new stock plan, stock option plan or other equity incentive plan, or any amendment to any such existing plan, (i) approving the annual budget on an aggregate basis and business plan or any material amendment thereto (but not budget variances that are not submitted to the Board for formal approval), (j) granting any exclusive license to any of the Company’s compounds, or (k) entering into any substantially different line of business from the biopharmaceutical business.

2.11 Committees.

(a) Compensation Committee. The Board shall create a Compensation Committee of the Board composed of four members, including two Horizon Designees and two Nitec Designees. Compensation Committee approval shall be required for the adoption of any management incentive plans or programs, including any new stock plan, stock option plan or other equity incentive plan, any bonus, incentive compensation or other long or short-term incentive plan, or any amendment to any such existing plan.

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(b) Pricing Committee. In connection with a Qualified IPO, the Board shall create a Pricing Committee, which shall be composed of an equal number of Horizon Designees and Nitec Designees.

(c) Audit Committee. The Board shall create an Audit Committee, which shall be composed of an equal number of Horizon Designees and Nitec Designees.

2.12 Termination of Covenants.

(a) The covenants set forth in Sections 2.1 through Section 2.11 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO or (ii) when the Company shall consummate a transaction or series of related transactions deemed to be a “Liquidation Transaction” pursuant to the Certificate.

(b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.12(a) above.

3. Miscellaneous.

3.1 Termination. This Agreement shall terminate, and have no further force and effect, when the Company shall consummate a transaction or series of related transactions deemed to be a “Liquidation Transaction” pursuant to the Certificate.

3.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

3.3 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.4 Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.5 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least 66 2/3% of the Registrable Securities then outstanding. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose

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of including additional purchasers of Series B Preferred Stock as “Investors” and “Holders.” Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

3.6 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile or by electronic mail or other electronic transmission (upon customary confirmation of receipt), or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or facsimile number as set forth on the signature pages hereto or as subsequently modified by written notice.

3.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith to reach a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the unenforceable provision. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such portions of such provision, or such provision in its entirety, to the extent necessary, shall be excluded from this Agreement, and, to the extent permitted by law, the applicable court shall replace such unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the unenforceable provision, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded or, if applicable, replaced, and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

3.8 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

3.9 Counterparts. This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.11 Aggregation of Stock. All shares of the Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.12 Jurisdiction; Venue, Waiver of Jury Trial. Any controversy or claim, action, suit or proceeding arising out of or relating to this Agreement shall be brought in Santa Clara County, California or, if it has or can acquire jurisdiction, any Federal court located in such State and County, and EACH OF THE PARTIES HERETO, AFTER CONSULTING WITH OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, HEREBY

22

KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND WAIVES TRIAL BY JURY (AND AGREES NOT TO REQUEST TRIAL BY JURY), IN EACH CASE IN CONNECTION WITH ANY CONTROVERSY, CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any controversy, claim, action, suit or proceeding arising out of or relating to this Agreement, or the transactions contemplated hereby, in the courts of the State of California or the United States of America, in each case located in Santa Clara County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum. Each party hereby irrevocably waives personal service of process and consents to process being served in any such controversy, claim, suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

[Signature Page Follows]

23

The parties have executed this Investors’ Rights Agreement as of the date first written above.

COMPANY:

HORIZON PHARMA, INC.

By:	/s/ Timothy P. Walbert
Name:	Timothy P. Walbert
Title:

Address:	1033 Skokie Blvd., Suite 355
Northbrook, IL 60062

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ESSEX WOODLANDS HEALTH VENTURES
FUND VII, LP

By:	Essex Woodlands Health Ventures VII, LP.
Its:	General Partner

By:	Essex Woodlands Health Ventures VII, L.L.C.
Its:	General Partner

By:	/s/ Jeff Himawan
Jeff Himawan, Managing Director

Notice to:	335 Bryant St., 3rd Floor
Palo Alto, CA 94301
Attn: Jeff Himawan, PhD
Fax: (650) 327-9755

And a copy to:	K&L Gates LLP
70 W. Madison St., Suite 100
Chicago, Illinois 60602
Attn: Bruce A. Zivian, Esq.
Fax: (312) 827-7074

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SCALE VENTURE PARTNERS II, LP

By:	Scale Venture Management II, LLC
Its:	General Partner

/s/ Lou Bock
Lou Bock
Managing Director

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SUTTER HILL VENTURES, A CALIFORNIA LIMITED PARTNERSHIP

By:	/s/ Jeffrey W. Bird
Name:	Jeffrey W. Bird
Managing Director of the General Partner

JEFFREY W. BIRD AND CHRISTINA R. BIRD AS TRUSTEES OF JEFFREY W. AND CHRISTINA R. BIRD TRUST AGREEMENT DATED 10/31/00

By:	/s/ Jeffrey W. Bird
Jeffrey W. Bird, Trustee

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

DAVID L. ANDERSON, TRUSTEE OF THE ANDERSON LIVING TRUST U/A/D 1/22/98

By:	/s/ David L. Anderson
Name:	David L. Anderson, Trustee

ANVEST, L.P.

By:	/s/ David L. Anderson
Name:	David L. Anderson, General Partner

SAUNDERS HOLDINGS, L.P.

By:	/s/ Robert Yin, Under Power of Attorney
G. Leonard Baker, Jr., Trustee

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

GREGORY P. SANDS AND SARAH J.D. SANDS AS TRUSTEES OF GREGORY P. AND SARAH J.D. SANDS TRUST AGREEMENT DATED 2/24/99

By:	/s/ Robert Yin, Under Power of Attorney
Name:	Gregory P. Sands, Trustee

TALLACK PARTNERS, L.P.

By:	/s/ Robert Yin, Under Power of Attorney
Name:	James C. Gaither, General Partner

JAMES N. WHITE AND PATRICIA A. O’BRIEN AS TRUSTEES OF THE WHITE FAMILY TRUST U/A/D 4/3/97

By:	/s/ James N. White
Name:	James N. White, Trustee

JAMES C. GAITHER, TRUSTEE OF THE GAITHER REVOCABLE TRUST U/A/D 9/28/00

By:	/s/ Robert Yin, Under Power of Attorney
James C. Gaither, Trustee

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
600 California Street 12th Floor
MAC A0193-120
San Francisco, CA. 94108
Phone: (415) 396-3739
Fax: (415) 975-7539
Email: bandel@wellsfargo.com

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO SHERYLL W. CASELLA

By:	/s/ Vicki Bandel

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO WILLIAM H. YOUNGER, JR.

By:	/s/ Vicki Bandel

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO TENCH COXE

By:	/s/ Vicki Bandel

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO DAVID E. SWEET (ROLLOVER)

By:	/s/ Vicki Bandel

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO G. LEONARD BAKER, JR.

By:	/s/ Vicki Bandel

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO DIANE J. NAAR

By:	/s/ Vicki Bandel

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO YU-YING CHEN

By:	/s/ Vicki Bandel

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO PATRICIA TOM (PRE)

By:	/s/ Vicki Bandel

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO ROBERT YIN

By:	/s/ Vicki Bandel

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO LYNNE B. GRAW

By:	/s/ Vicki Bandel

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO PATRICIA TOM (POST)

By:	/s/ Vicki Bandel
Name:	Vicki Bandel
Title:	Assistant Vice President, Trust Officer

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

PHCV GRANTOR TRUST

By:	FirstMark Capital LLC, trustee

By:	/s/ Brian Kempner
Name:	Brian Kempner
Title:	Chief Operating Officer

Notice to:	FirstMark Capital LLC
1221 Avenue of the Americas,
26th Fl.
New York, NY. 10020

FOHV, L.P.

By:	FirstMark Capital LLC, investment manager

By:	/s/ Brian Kempner
Name:	Brian Kempner
Title:	Chief Operating Officer

Notice to:	FirstMark Capital LLC
1221 Avenue of the Americas,
26th Fl.
New York, NY. 10020

FHVF, L.P.

By:	FirstMark Capital LLC, investment manager

By:	/s/ Brian Kempner
Name:	Brian Kempner
Title:	Chief Operating Officer

Notice to:	FirstMark Capital LLC
1221 Avenue of the Americas,
26th Fl.
New York, NY. 10020

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ATLAS VENTURE FUND VI, L.P.

By:	Atlas Venture Associates VI, L.P.
Their:	General Partner

By:	Atlas Venture Associates VI, Inc.
Its:	General Partner

By:	/s/ [ILLEGIBLE]
Name:
Title:

ATLAS VENTURE ENTREPENEURS’ FUND VI, L.P.

By:	Atlas Venture Associates VI, L.P.
Their:	General Partner

By:	Atlas Venture Associates VI, Inc.
Its:	General Partner

By:	/s/ [ILLEGIBLE]
Name:
Title:

ATLAS VENTURE FUND VI GMBH & CO. KG

By:	Atlas Venture Associates VI, L.P.
Its:	Managing Limited Partner

By:	Atlas Venture Associates VI, Inc.
Its:	General Partner

By:	/s/ [ILLEGIBLE]
Name:
Title:

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

THE GLOBAL LIFE SCIENCE VENTURE FUNDS II GMBH & CO. KG

By:	The Global Life Science Ventures GmbH
Its:	General Partner

By:	/s/ Hans Peter Wiese
Name:	Hans Peter Wiese
Title:

THE GLOBAL LIFE SCIENCE VENTURES FUND II LIMITED PARTNERSHIP

By:	Global Life Science Ventures (GP) Limited
Its:	General Partner

By:	/s/ Barry McClay
Name:	Barry McClay
Title:	Director

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

NGN BIOMED OPPORTUNITY I, L.P.

By:	NGN BioMed I, G.P., L.P.
Its:	General Partner

By:	NGN Capital LLC
Its:	General Partner

By:	/s/ Peter Johann
Name:	Dr. Peter Johann
Title:	Managing General Partner

NGN BIOMED OPPORTUNITY I GMBH & CO. BETEILIGUNGS KG

By:	NGN Capital LLC
Its:	Managing Limited Partner

By:	/s/ Peter Johann
Name:	Dr. Peter Johann
Title:	Managing General Partner

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

TVM LIFE SCIENCE VENTURES VI, L.P.

By:	TVM Life Science Ventures VI Cayman Ltd.,
Its:	General Partner

By:	/s/ Hubert Birner
Name:	Hubert Birner
Title:	Authorized Officer

By:	[ILLEGIBLE]
Name:
Title:	Authorized Officer

TVM LIFE SCIENCE VENTURES VI GMBH & CO. KG

By:	/s/ Hubert Birner
Name:	Hubert Birner
Title:	Managing Limited Partner

By:	[ILLEGIBLE]
Name:
Title:	Managing Limited Partner

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Hugh Corroon
Hugh Corroon, Legal Counsel

By:	/s/ Tim Maynard
Tim Maynard, Director

CD-VENTURE GMBH

By:	/s/ Dirk Willien
Name:	Dirk Willien
Title:	Geschaftsfuhrer

ANMA VENTURE GMBH

By:	/s/ Mathias Boehringer
Name:	Mathias Boehringer
Title:	CEO

CBI GMBH

By:	/s/ Christian Boehringer
Name:	Christian Boehringer
Title:	Director of CBI GMBH

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

G. LEONARD BAKER, JR. AND MARY ANNE BAKER, CO-TRUSTEES OF THE BAKER REVOCABLE TRUST, U/A/D 2/3/03

By:	/s/ Robert Yin, Under Power of Attorney
Name:	Robert Yin
Title:	Power of Attorney

HEWM/VLG INVESTMENT, LLC

By:	[ILLEGIBLE]
Name:
Title:

JAMES C. GAITHER, TRUSTEE OF THE GAITHER REVOCABLE TRUST, U/A/D 9/28/00

By:	/s/ Robert Yin, Under Power of Attorney
Name:	Robert Yin
Title:	Power of Attorney

JAMES G. LAPLANTE JR, MARK W. YOUNGER, DAVID E. SWEET, CO-TRUSTEES OF THE LAUREN YOUNGER LIVING TRUST U/A/D 7/30/09

By:	/s/ David E. Sweet
Name:	David E. Sweet, Trustee
Title:	Trustee

JAMES N. WHITE, TRUSTEE OF SIERRA TRUST U/A/D 12/16/1997

By:	/s/ James N. White
Name:	James N. White
Title:	Trustee

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

NAAR FAMILY TRUST U/A/D 12/22/94

By:	/s/ Diane J. Nar
Name:	Diane J. Nar
Title:	Trustee

PATRICK AND YING CHEN 2001 LIVING TRUST DATED 3/17/01

By:	/s/ Ying Chen
Name:	Ying Chen
Title:	Trustee

ROOSTER PARTNERS, LP

By:	/s/ Tench Coxe
Name:	Tench Coxe
Title:	Trustee of Rooster Partners, LP

SHERRYL WILEY CASELLA, TRUSTEE OF SHERRYL WILEY CASELLA REVOCABLE TRUST DATED 5/8/06

By:	/s/ Robert Yin, Under Power of Attorney
Name:	Robert Yin
Title:	Power of Attorney

STEPHEN J. GRAW AND LYNNE B. GRAW AS TRUSTEES OF THE GRAW FAMILY TRUST U/A/D 2/20/08

By:	/s/ Robert Yin, Under Power of Attorney
Name:	Robert Yin
Title:	Power of Attorney

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

TENCH COXE AND SIMONE OTUS COXE, CO-TRUSTEES OF THE COXE REVOCABLE TRUST, U/A/D 4/23/98

By:	/s/ Tench Coxe
Name:	Tench Coxe
Title:	Trustee

WILLIAM H. YOUNGER, JR. REVOCABLE TRUST U/A/D 8/5/2009

By:	/s/ Robert Yin, Under Power of Attorney
Name:	Robert Yin
Title:	Power of Attorney

YIN FAMILY TRUST DATED MARCH 1, 1997

By:	/s/ Robert Yin, Under Power of Attorney
Name:	Robert Yin
Title:	Power of Attorney

DAVID E. SWEET AND ROBIN T. SWEET, AS TRUSTEES OF THE DAVID & ROBIN SWEET LIVING TRUST, DATED 7/6/04

By:	/s/ David E. Sweet
Name:	David E. Sweet
Title:	Trustee

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

/s/ Barry Golombik
BARRY GOLOMBIK

/s/ George Tidmarsh
GEORGE TIDMARSH

STEPHEN THAU

/s/ Patricia Tom
PATRICIA TOM

/s/ Robert Yin, Under Power of Attorney
JULIE A. YOUNGER

/s/ Robert Yin, Under Power of Attorney
KELLY L. YOUNGER

/s/ Robert Yin, Under Power of Attorney
MARK YOUNGER

/s/ Robert Yin, Under Power of Attorney
JAMES C. GAITHER

/s/ Robert Yin, Under Power of Attorney
LYNN B. GRAW

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

BALED 43. VERMOGENSVERWALTUNGS GMBH

By:	/s/ Achin Schaffler
Name:	Achin Schaffler
Title:	Managing Director

/s/ Jochen Mattis
JOCHEN MATTIS

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

PHCV SER A GRANTOR TRUST

By: FirstMark Capital LLC, trustee

By:	/s/ Brian Kempner

Name:	Brian Kempner
Title:	Chief Operating Officer

Notice to:	FirstMark Capital LLC
1221 Avenue of the Americas,
26th Fl.
New York, NY. 10020

PHCV SER B GRANTOR TRUST

By: FirstMark Capital LLC, investment advisor

By:	/s/ Brian Kempner

Name:	Brian Kempner
Title:	Chief Operating Officer

Notice to:	FirstMark Capital LLC
1221 Avenue of the Americas,
26th Fl.
New York, NY. 10020

PHCV SER C GRANTOR TRUST

By: FirstMark Capital LLC, investment advisor

By:	/s/ Brian Kempner

Name:	Brian Kempner
Title:	Chief Operating Officer

Notice to:	FirstMark Capital LLC
1221 Avenue of the Americas,
26th Fl.
New York, NY. 10020

SIGNATURE PAGE TO INVESTORS’ RIGHTS

AGREEMENT OF HORIZON PHARMA, INC.

Exhibit A

INVESTORS

Name

Scale Venture Partners II, L.P.

Essex Woodlands Health Ventures Fund VII, L.P.

Sutter Hill Ventures

David L. Anderson, Trustee of the Anderson Living Trust U/A/D 1/22/98

Anvest, L.P.

Saunders Holdings, L.P.

James C. Gaither, Trustee of the Gaither Revocable Trust U/A/D 9/28/00

Jeffrey W. Bird and Christina R. Bird as Trustees of Jeffrey W. and Christina R. Bird Trust Agreement Dated 10/31/00

Tallack Partners, L.P.

Gregory P. Sands and Sarah J.D. Sands, as Trustees of the Gregory P. and Sarah J.D. Sands Trust Agreement, dated 2/24/99

James N. White and Patricia O’Brien as Trustees of the White Family Trust, U/A/D 4/3/97

Wells Fargo Bank N.A. SHV Profit Sharing Plan FBO David E. Sweet (Rollover)

Wells Fargo Bank N.A. SHV Profit Sharing Plan FBO Lynne B. Graw

Wells Fargo Bank N.A. SHV Profit Sharing Plan FBO Lynne B. Graw (Rollover)

Wells Fargo Bank N.A. SHV Profit Sharing Plan FBO Patricia Tom (Pre)

Wells Fargo Bank N.A. SHV Profit Sharing Plan FBO Patricia Tom (Post)

Wells Fargo Bank N.A. SHV Profit Sharing Plan FBO William H. Younger, Jr.

Wells Fargo Bank N.A. SHV Profit Sharing Plan FBO Diane J. Naar

Wells Fargo Bank N.A. SHV Profit Sharing Plan FBO Robert Yin

Wells Fargo Bank N.A. SHV Profit Sharing Plan FBO Tench Coxe

Wells Fargo Bank N.A. SHV Profit Sharing Plan FBO Yu-Ying Chen

Wells Fargo Bank N.A. SHV Profit Sharing Plan FBO Sheryll W. Casella

Wells Fargo Bank N.A. SHV Profit Sharing Plan FBO Lauren Younger

FHVF, L.P.

FOHV, L.P.

PHCV Grantor Trust

PHCV Ser A Grantor Trust

PHCV Ser B Grantor Trust

PHCV Ser C Grantor Trust

Atlas Venture Fund VI, L.P.

Atlas Venture Entrepreneurs’ Fund VI, L.P.

Atlas Venture Fund VI GmbH & Co. KG

The Global Life Science Venture Funds II GmbH & Co. KG

The Global Life Science Ventures Fund II Limited Partnership

NGN BioMed Opportunity I, L.P.

Name

NGN BioMed Opportunity I GmbH & Co. Beteiligungs KG

TVM Life Science Ventures VI, L.P.

TVM Life Science Ventures VI GmbH & Co. KG

Deutsche Bank AG, London Branch

CD-Venture GmbH

ANMA Venture GmbH

CBI GmbH

David E. Sweet and Robin T. Sweet, as Trustees of the David & Robin Sweet Living Trust, dated 7/6/04

G. Leonard Baker, Jr. and Mary Anne Baker, Co-Trustees of The Baker Revocable Trust, U/A/D 2/3/03

Barry Golombik

George Tidmarsh

James C. Gaither

Lynn B. Graw

HEWM/VLG Investment, LLC

James C. Gaither, Trustee of The Gaither Revocable Trust, U/A/D 9/28/00

James G LaPlante Jr, Mark W Younger, David E. Sweet, Co-Trustees of Lauren Younger Living Trust U/A/D 7/30/09

James N White, Trustee of Sierra Trust U/A/D 12/16/1997

Naar Family Trust U/A/D 12/22/94

Patrick and Ying Chen 2001 Living Trust Dated 3/17/01

Rooster Partners, LP

Sherryl Wiley Casella, Trustee of Sherryl Wiley Casella Revocable Trust dated 5/8/06

Steven J. Graw and Lynne B. Graw as Trustees of the Graw Family Trust U/A/D 2/20/08

Tench Coxe and Simone Otus Coxe, Co-Trustees of The Coxe Revocable Trust, U/A/D 4/23/98

Stephen Thau

Patricia Tom

Wells Fargo Bank, N.A., fbo SHV Profit Sharing FBO Patricia Tom (post)

Yin Family Trust Dated March 1, 1997

Julie A. Younger

Kelly L. Younger

Mark Younger

William H. Younger, Jr. Revocable Trust U/A/D 8/5/2009

baled 43. Vermogensverwaltungs GmbH

Jochen Mattis

Exhibit B

INVESTORS

Name

Anvest L.P.

David L. Anderson, Trustee of the Anderson Living Trust U/A/D 1/22/98

Essex Woodlands Health Ventures Fund VII, L.P.

Gregory P. Sands and Sarah J.D. Sands, as Trustees (Sands 2/24/99 Trust)

James C. Gaither, Trustee of The Gaither Revocable Trust, U/A/D 9/28/00

James N. White and Patricia A. O’Brien, as Trustees of The White Family Trust, U/A/D 4/3/97

Jeffrey W. Bird and Christina R. Bird Trust dated 10/31/00

FHVF, L.P.

FOHV, L.P.

PHCV Grantor Trust

Saunders Holdings, L.P.

Scale Venture Partners II, LP

Sutter Hill Ventures, a California Limited Partnership

Tallack Partners, L.P.

Wells Fargo Bank, N.A., fbo SHV Profit Sharing FBO David E. Sweet (Rollover)

Wells Fargo Bank, N.A., fbo SHV Profit Sharing FBO Diane J. Naar

Wells Fargo Bank, N.A., fbo SHV Profit Sharing FBO Lynne B. Graw

Wells Fargo Bank, N.A., fbo SHV Profit Sharing FBO Patricia Tom (Pre)

Wells Fargo Bank, N.A., fbo SHV Profit Sharing FBO Robert Yin

Wells Fargo Bank, N.A., fbo SHV Profit Sharing FBO Sherryl W. Casella

Wells Fargo Bank, N.A., fbo SHV Profit Sharing FBO Tench Coxe

Wells Fargo Bank, N.A., fbo SHV Profit Sharing FBO William H. Younger, Jr.

Wells Fargo Bank, N.A., fbo SHV Profit Sharing FBO Yu-Ying Chen

Wells Fargo Bank, N.A., fbo SHV Profit Sharing FBO G. Leonard Baker, Jr.

Atlas Venture Fund VI, L.P.

Atlas Venture Fund VI GmbH & Co. KG

Atlas Venture Entrepreneurs’ Fund VI, L.P.

NGN BIOMED OPPORTUNITY I, L.P.

NGN BIOMED OPPORTUNITY I GMBH & CO. BETEILIGUNGS KG

The Global Life Science Ventures Funds II GmbH & Co KG

The Global Life Science Ventures Fund II Limited Partnership

TVM Life Science Ventures VI, L.P.

TVM Life Science Ventures VI GmbH & Co. KG

Deutsche Bank AG, London Branch

CD-Venture GmbH

ANMA Venture GmbH

CBI GmbH